EXHIBIT 21.1

Subsidiaries of PENN Entertainment, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
1317769 B.C. Ltd.	British Columbia, Canada
1317774 B.C. Ltd.	British Columbia, Canada
Abradoodle, LLC	Delaware
Absolute Games, LLC	Delaware
ACE Gaming, LLC	New Jersey
Alton Casino, LLC (d/b/a Argosy Casino Alton)	Illinois
Ameristar Casino Black Hawk, LLC (d/b/a Ameristar Black Hawk)	Colorado
Ameristar Casino Council Bluffs, LLC (d/b/a Ameristar Council Bluffs)	Iowa
Ameristar Casino East Chicago, LLC (d/b/a Ameristar East Chicago)	Indiana
Ameristar East Chicago Holdings, LLC	Indiana
Ameristar Interactive, LLC	Delaware
Ameristar Lake Charles Holdings, LLC	Louisiana
Argosy Development, LLC	Delaware
BCV (Intermediate), LLC	Delaware
BetSEQNZR, Inc.	Delaware
Boomtown Biloxi Interactive, LLC	Delaware
Boomtown, LLC	Delaware
Bossier Casino Venture, LLC	Louisiana
BSLO, LLC (d/b/a Hollywood Casino Gulf Coast)	Mississippi
BTN, LLC (d/b/a Boomtown Biloxi)	Mississippi
Cactus Pete’s, LLC (d/b/a Cactus Petes and Horseshu)	Nevada
Casino Magic, LLC	Minnesota
Casino Magic (Europe) B.V.	Netherlands
Casino Magic Hellas Management Services S.A.	Greek entity
CCR Pennsylvania Food Service, Inc	Pennsylvania
CCR Racing Management	Pennsylvania
Central Ohio Gaming Ventures, LLC (d/b/a Hollywood Casino Columbus)	Ohio
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
CRC Holdings, Inc.	Florida
Dayton Real Estate Ventures, LLC (d/b/a Hollywood Gaming at Dayton Raceway)	Ohio
Delvest, LLC	Delaware
Double Bogey, LLC	Texas
eBetUSA.com, Inc.	Delaware
First Jackpot Interactive, LLC	Delaware
FR Park Food Service, Inc.	New Jersey

FR Park Racing, L.P.	New Jersey
FR Park Services, L.P.	New Jersey
Freehold Raceway Off Track LLC	New Jersey
Front Range Entertainment District, LLC	Colorado
Gaming Jet Services, LLC	Delaware
Greektown Casino, L.L.C.	Michigan
Greektown Holdings, L.L.C.	Michigan
GS Park Racing, L.P.	New Jersey
Hammond Apartments, LP	Missouri
HC Aurora, LLC (d/b/a Hollywood Casino Aurora)	Illinois
HC Bangor, LLC (d/b/a Hollywood Casino Hotel & Raceway Bangor)	Maine
HC Joliet, LLC (d/b/a Hollywood Casino Joliet)	Illinois
Hill Lane, LLC	Texas
HitPoint Inc.	Delaware
Hollywood Casinos, LLC	Delaware
Hostile Grape Development, LLC	Delaware
Houston Gaming Ventures, Inc.	Texas
Houston Operating Ventures, LLC	Texas
HWCC-Tunica, LLC (d/b/a Hollywood Casino Tunica)	Texas
Illinois Gaming Investors LLC (d/b/a Prairie State Gaming)	Delaware
Indiana Gaming Company, LLC (d/b/a Hollywood Casino Lawrenceburg)	Indiana
iPro, Inc.	Nevada
Kansas Entertainment, LLC (d/b/a Hollywood Casino at Kansas Speedway)	Delaware
Kansas Hotel Development, LLC	Delaware
KE Service, LLC	Kansas
Laredo Race Park LLC	Texas
L’Auberge Interactive, LLC	Delaware
Louisiana-I Gaming, a Louisiana Partnership in Commendam (d/b/a Boomtown New Orleans)	Louisiana
LuckyPoint, Inc.	Delaware
LVGV, LLC (d/b/a M Resort Spa Casino)	Nevada
Magnum Pinnacle Interactive, LLC	Delaware
Marquee by Penn, LLC	Delaware
Maryland Gaming Ventures, Inc.	Delaware
Massachusetts Gaming Ventures, LLC	Delaware
Mountain Laurel Racing, Inc	Delaware
Mountainview Thoroughbred Racing Association, LLC (d/b/a Hollywood Casino at Penn National Race Course, Hollywood Casino York and Hollywood Casino Morgantown)	Pennsylvania
New Jersey Account Wagering LLC	New Jersey
PA Gaming Ventures, LLC	Pennsylvania
Penn ADW, LLC	Delaware

Penn Cecil Maryland, LLC (d/b/a Hollywood Casino Perryville)	Maryland
PENN Entertainment, Inc.	Pennsylvania
Penn Hollywood Kansas, Inc.	Delaware
Penn Interactive FTP, LLC	Delaware
Penn Interactive Ventures, LLC	Delaware
PENN Maryland OSB, LLC	Delaware
Penn National GSFR, LLC	Delaware
Penn National Holdings, LLC	Delaware
Penn National Turf Club, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Penn NJ OTW, LLC	New Jersey
Penn Online Entertainment, LLC	Delaware
Penn Sanford, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Penn Sports Interactive, LLC	Delaware
Penn Tenant II, LLC	Delaware
Penn Tenant III, LLC	Delaware
Penn Tenant, LLC	Pennsylvania
Pennwood Racing, Inc.	Delaware
PHK Staffing, LLC	Delaware
Pinnacle Entertainment, Inc.	Delaware
Pinnacle MLS, LLC	Delaware
Pinnacle Retama Partners, LLC (d/b/a Retama Park Racetrack)	Texas
PIV West, LLC	Delaware
Plainville Gaming and Redevelopment, LLC (d/b/a Plainridge Park Casino)	Delaware
PM Texas LLC	Delaware
PNGI Charles Town Gaming, LLC (d/b/a Hollywood Casino at Charles Town Races)	West Virginia
PNK (Baton Rouge) Partnership (d/b/a L’Auberge Baton Rouge)	Louisiana
PNK (BOSSIER CITY), L.L.C. (d/b/a Boomtown Bossier City)	Louisiana
PNK (Kansas), LLC	Kansas
PNK (LAKE CHARLES), L.L.C. (d/b/a L’Auberge Lake Charles)	Louisiana
PNK (River City), LLC (d/b/a River City Casino)	Missouri
PNK (SA), LLC	Texas
PNK (SAM), LLC	Texas
PNK (SAZ), LLC	Texas
PNK (VN), Inc.	Cayman Islands Corp.
PNK Development 7, LLC (d/b/a Heartland Poker Tour)	Delaware
PNK Development 8, LLC	Delaware
PNK Development 9, LLC	Delaware
PNK Development 11, LLC	Nevada
PNK Development 17, LLC	Nevada

PNK Development 18, LLC	Delaware
PNK Development 33, LLC	Delaware
PNK Vicksburg, LLC (d/b/a Ameristar Vicksburg)	Mississippi
RIH Acquisitions MS II, LLC (d/b/a 1st Jackpot Casino Tunica)	Mississippi
Rocket Speed, Inc.	Delaware
Sam Houston Race Park LLC (d/b/a Sam Houston Race Park)	Texas
San Diego Gaming Ventures, LLC	Delaware
Score Digital Sports Ventures, Inc.	Delaware
Score Fantasy Sports Ltd.	Delaware
Score Media and Gaming Inc.	British Columbia, Canada Corp.
ScoreMobile Inc.	Delaware
SDSV (Delaware) Inc.	Delaware
SDSV (Gibraltar) Limited	Gibraltar
Silver Screen Gaming, LLC	Delaware
SOKC, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
St. Louis Gaming Ventures, LLC (d/b/a Hollywood Casino St. Louis)	Delaware
The Missouri Gaming Company, LLC (d/b/a Argosy Casino Riverside)	Missouri
Toledo Gaming Ventures, LLC (d/b/a Hollywood Casino Toledo)	Delaware
Valley Race Park LLC (d/b/a Valley Race Park)	Texas
VG Beverage, Inc.	Texas
VGB Management, LLC	Texas
VGB Operations, LLC	Texas
Villaggio Development, LLC	Delaware
Viva Slots Free Classic Slot Machine Games, LLC	Delaware
Washington Trotting Association, LLC (d/b/a Meadows Racetrack and Casino)	Delaware
Western PA Gaming Ventures, LLC	Delaware
WSI US, LLC	Nevada
Yankton Investments, LLC	Nevada
Youngstown Real Estate Ventures, LLC (d/b/a Hollywood Gaming at Mahoning Valley Race Course)	Ohio
Zia Park Interactive, LLC	Delaware
Zia Park LLC (d/b/a Zia Park Casino, Hotel and Racetrack)	Delaware

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